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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JOE'S JEANS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JOE'S JEANS INC.
2340 South Eastern Avenue
Commerce, California 90040
(323) 837-3700

September 13, 2010

Dear Stockholder:

        You are cordially invited to attend the 2010 annual meeting of stockholders of Joe's Jeans Inc., or Joe's, which will be held at the Sofitel Hotel Los Angeles, 8555 Beverly Boulevard, Los Angeles, California 90048, on Tuesday, October 26, 2010. The 2010 annual meeting of stockholders will begin promptly at 9:00 a.m. local time.

        The accompanying notice of annual meeting and proxy statement, which you are urged to read carefully, provides important information regarding the business to be conducted at the annual meeting.

        You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the annual meeting. If you do attend the meeting, you may vote in person even if you have previously submitted a proxy card. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. If you hold your shares in "street name" (that is, through a broker, bank or other nominee), please review the instructions on the proxy forwarded by your broker, bank or other nominee regarding the option, if any, to vote on the Internet or by telephone. If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

        On behalf of the Board of Directors, I thank you for your support and continued interest in our company.

                      Sincerely,

                      Samuel J. Furrow
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                      JOE'S JEANS INC.

        This notice of annual meeting and proxy statement and proxy are first being mailed on or about September 15, 2010 to our common stockholders.

JOE'S JEANS INC.
2340 South Eastern Avenue
Commerce, California 90040
(323) 837-3700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, OCTOBER 26, 2010

Time and Date	9:00 a.m., local time on Tuesday, October 26, 2010
Place	Sofitel Hotel Los Angeles, 8555 Beverly Boulevard, Los Angeles, California 90048
Items of Business	(1) To elect seven directors to serve on the Board of Directors until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified;
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2010; and
(3) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Record Date	You can vote if, at the close of business on September 10, 2010, you were a holder of record of our common stock.
Proxy Voting	All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card, or if you hold your shares in street name using the voting instruction card provided by your broker, bank or nominee, or by accessing the worldwide website or toll-free number indicated on the voting instructions accompanying your proxy card to vote via the Internet or phone.

  The Board of Directors unanimously recommends that you vote to:

  •
  elect all director nominees;

  •
  ratify the appointment of auditors as described in detail in the accompanying proxy statement.

        Pursuant to new rules promulgated by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on October 26, 2010. This proxy statement and our 2009 Annual Report are available free of charge at http://www.joesjeans.com/2010proxy.

                      By Order of the Board of Directors,

                      Samuel J. Furrow
                       Chairman of the Board of Directors
                      Commerce, California
                      September 13, 2010

i

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

        When we use the words "anticipate," "estimate," "project," "intend," "expect," "plan," "believe," "should," "likely" and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

        These forward-looking statements, including statements relating to future business prospects, revenues, working capital, liquidity, capital needs and income, wherever they occur in this proxy statement, are estimates reflecting our best judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those discussed from time to time in our Securities and Exchange Commission, or SEC, reports, including our annual report on Form 10-K for the year ended November 30, 2009 filed with the SEC on February 3, 2010 and our subsequently filed quarterly reports on Form 10-Q. You should read and consider carefully the information about these and other risks set forth under the caption "Risk Factors" in such filings.

 QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

        Although we encourage you to read the proxy statement in its entirety, we include these "Questions and Answers" to provide background information and brief answers to several questions that you may have about the proxy materials in general.

Q:
Why am I receiving these materials?

A:
The Board of Directors of Joe's, or our Board of Directors, is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on Tuesday, October 26, 2010. Our common stockholders are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:
What information is contained in this proxy statement?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, information including compensation concerning directors and our most highly paid executive officers, and certain other required information.

Q:
What proposals will be voted on at the annual meeting?

A:
The proposals scheduled to be voted on at the annual meeting are:

          (1)   To elect seven directors to serve on the Board of Directors until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified;

          (2)   To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2010.

          (3)   Such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

  We will also consider any other business that properly comes before the annual meeting.

Q:
How does the Board of Directors recommend that I vote?

A:
Our Board of Directors unanimously recommends that you vote your shares:

•
"FOR" each of the nominees to the Board of Directors; and

•
"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2010.

Q:
What shares can I vote?

A:
Each share of our common stock issued and outstanding as of the close of business on September 10, 2010, or the Record Date, is entitled to vote for all proposals being voted upon at the annual meeting. You may cast one vote per share of common stock held by you as of the Record Date. These shares include shares that are (1) held directly in your name as the common stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. As of September 10, 2010, we had 63,647,231 shares of common stock issued and outstanding and 868 common stockholders of record.

Q:
What is the difference between holding shares as a common stockholder of record and as a beneficial owner?

A:
Most of our common stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Common Stockholder of Record

  If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered with respect to those shares the common stockholder of record and these proxy materials are being sent directly to you by us. As the common stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

  Beneficial Owner

  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares of our common stock held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered with respect to those shares the common stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the common stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares at the annual meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also be able to vote your shares by Internet or telephone as described below under "How can I vote my shares without attending the annual meeting?"

Q:
How can I attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you are a Joe's common stockholder of record as of the close of business on the Record Date or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a common stockholder of record, but hold the shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to September 10, 2010, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Q:
How can I vote my shares in person at the annual meeting?

A:
Shares held in your name as the common stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from your broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the common stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a common stockholder of record, you may vote by submitting a proxy card, which is accompanying this proxy statement. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card, or for shares held beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee.

  By Mail—Our common stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-paid, pre-addressed envelope. Our common stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their broker, bank or nominee and mailing them in the accompanying pre-addressed envelope.

  By Internet—Our common stockholders of record or those who hold shares beneficially in street name may vote by accessing the website specified on the proxy cards provided by us or the voting instruction cards provided by their brokers, banks or nominees, respectively. Please check the voting instruction card for Internet voting availability, as applicable.

  By Telephone—Our common stockholders of record or those who hold shares beneficially in street name or may vote by phone by calling the number specified on the proxy cards provided by us or the voting instruction cards provided by their brokers, banks or nominees, respectively. Please check the voting instruction card for telephone voting availability, as applicable.

Q:
May I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting. If you are a common stockholder of record, you may change your vote by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy), by providing written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote in person at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual common stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. If a common stockholder submits a proxy card with a written comment, then that proxy card will be forwarded to our management.

Q:
How many shares must be present or represented to conduct business at the annual meeting?

A:
The quorum requirement for holding the annual meeting and for transacting business is that the holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•
are present and vote at the annual meeting; or

•
properly submit a proxy card or vote over the Internet or by telephone.

  Abstentions and broker non-votes are counted as present for the purpose of determining the existence of a quorum at the annual meeting.

Q:
How are votes counted?

A:
For the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" for one or more of the nominees. For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST" the proposal. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, as discussed below.

Q:
What happens if I do not give specific voting instructions?

A:
If you hold shares that are registered directly in your name with our transfer agent, and you sign and return a proxy card without giving specific voting instructions, the proxyholder will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement, and, with respect to any other matters that properly come before the annual meeting, as the proxyholder may determine in his discretion.

  If you hold your shares through a broker, bank or other nominee and you do not provide your broker with specific voting instructions, your broker may vote your shares on routine matters, but not on non-routine matters. As a result, your broker may not vote your shares without your instructions with respect to Proposal 1 (election of directors) because it is a non-routine matter, but may vote your shares without your instructions with respect to Proposal 2 (ratification of independent registered public accounting firm) because this matter is considered routine.

Q:
Who will count the vote?

A:
A representative of Continental Stock Transfer and Trust Company will tabulate the votes up until the morning of the meeting. At the meeting, our inspector of election will tabulate the votes.

Q:
Who will serve as inspector of election?

A:
Ms. Lori Nembirkow, our Corporate Secretary, will serve as our inspector of election.

Q:
What is the voting requirement to approve each of the proposals?

A:
For the election of directors, the seven persons receiving a plurality of "FOR" votes at the annual meeting will be elected. The other proposal to ratify the appointment of Ernst & Young LLP requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If the broker is not instructed with respect to Proposal 1, the shares will constitute broker non-votes. In tabulating the voting results for this proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not be counted in the vote total. Brokers may vote your shares with respect to Proposal 2 because it is a routine matter. Abstentions have no effect on the election of directors (Proposal 1). For Proposal 2, abstentions will have the same effect as votes against the matter.

Q:
What happens if additional proposals are presented at the annual meeting?

A:
Other than the two proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxyholder, Marc Crossman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees for our Board of Directors is not available as a candidate, the persons named as proxyholders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a common stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:
Who will bear the costs of soliciting votes for the annual meeting?

A:
We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Q:
Can I access the Notice of Annual Meeting, Proxy Statement and 2009 Annual Report on Form 10-K on the internet?

A.
The Notice of Annual Meeting, Proxy Statement and 2009 Annual Report on Form 10-K are available at http://www.joesjeans.com/2010proxy.

Q:
Where can I find the results of the annual meeting?

A:
We will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or SEC, within four days after the annual meeting.

Q:
Where can I obtain a copy of Joe's Annual Report on Form 10-K for the year ended November 30, 2009?

A:
A copy of our Annual Report on Form 10-K for the year ended November 30, 2009 is enclosed with this proxy statement.

Q:
What if I share an address with another common stockholder?

A:
In some instances, we may deliver to multiple common stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a common stockholder sharing an address with another common stockholder. Requests by phone should be directed to our Corporate Secretary at (323) 837-3700 and requests in writing should be sent to Joe's Jeans Inc., Attention: Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. Our common stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

Q:
What is the deadline to propose actions for consideration at next year's annual meeting of stockholders?

A:
You may submit proposals, including director nominations, for consideration at future common stockholder meetings. We expect to hold our 2011 annual meeting of stockholders in or around October of 2011. Our common stockholders may submit proposals that they believe should be voted upon at the 2011 annual meeting consistent with regulations of the SEC and our bylaws.

  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our 2011 proxy statement. Any such stockholder proposals must be submitted in writing to and received by the Corporate Secretary of Joe's at 2340 South Eastern Avenue, Commerce, California 90040 no later than May 18, 2011. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

  With respect to any stockholder proposal not submitted pursuant to SEC Rule 14a-8 under the Exchange Act in connection with the 2011 Annual Meeting of Stockholders, the proxy submitted or such meeting will confer discretionary authority to vote on such proposals unless we are notified of such proposal no later than August 1, 2011 and the proponent complies with the other requirements set forth in SEC Rule 14a-4(c) under the Exchange Act. No stockholder proposals were received for inclusion in the proxy statement.

  Our common stockholders interested in submitting a proposal are advised to contact legal counsel with regard to the detailed requirements of applicable federal securities laws and the our bylaws, as applicable.

Q:
How can I communicate with the Board of Directors?

A:
Stockholders may communicate with the Board of Directors by sending a letter to the Board of Directors of Joe's Jeans Inc., c/o Office of Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. Each communication must contain a clear notation indicating that it is a "Stockholder—Board Communication" or "Stockholder—Director Communication," and each communication must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, and illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

Q:
How do I recommend a candidate for election as a director?

A:
Stockholders who wish to recommend a candidate for election as a director at our 2011 annual meeting must submit their recommendations no later than May 18, 2011. Stockholders may recommend candidates for consideration by the Board of Directors' Nominating and Governance Committee by providing written notice to Joe's Jeans Inc., c/o Office of Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. The written notice must provide the candidate's name, age, business and residence addresses, biographical data, including principal occupation, qualifications, the number and class of our shares, if any, beneficially owned by the candidate, and all other information regarding candidates required by Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation. Any stockholder who wishes to recommend a nominee for election as director must also provide his, her or its name and address, the number and class of shares beneficially owned by the stockholder, a description of all arrangements or understandings relating to the nomination among the stockholder making the nomination, the proposed nominee and any other person or persons (including their names), and all other information regarding the stockholder required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

JOE'S JEANS INC.
2340 SOUTH EASTERN AVENUE
COMMERCE, CALIFORNIA 90040

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, OCTOBER 26, 2010

PROPOSAL 1

ELECTION OF DIRECTORS

        Our bylaws provide that our Board of Directors will consist of not less than three directors, with the exact number of directors (subject to such minimum and any range of size established by our common stockholders) to be determined by resolution of our Board of Directors. Currently, the number of directors has been set at seven. At our annual meeting, seven directors will be elected to serve until the 2011 annual meeting of stockholders (which we expect to hold around late October of 2011) or until their respective successors are elected and qualified. Our Board of Directors' nominees for election are set forth below.

Q:
What is the vote required to approve Proposal 1?

A:
Our Board of Directors will be elected by a plurality vote. Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of all of the director nominees set forth below. Our Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

Q:
How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the director nominees listed below.

Q:
What information is provided with respect to nominees to the Board of Directors?

A:
The following table sets forth information regarding our nominees to our Board of Directors:

Name	Age	Position	Year First Elected Director
Samuel J. (Sam) Furrow	68	Chairman of the Board of Directors	1998
Marc B. Crossman	38	Chief Executive Officer, President, and Director	1999
Joe Dahan	42	Creative Director and Director	2007
Kelly Hoffman(2)(3)	52	Director	2004
Thomas O'Riordan(1)(2)(3)	54	Director	2006
Suhail R. Rizvi(1)(2)(3)	44	Director	2003
Kent Savage(1)(3)	48	Director	2003

(1)
Member of the Audit Committee

(2)
Member of the Compensation and Stock Option Committee

(3)
Member of the Nominating and Governance Committee

Q:
What is the business experience of the nominees for election to our Board of Directors?

A:
The business experience of our nominees for election to our Board of Directors is as follows:

Samuel J. (Sam) Furrow has served as Chairman of our Board of Directors since October 1998. Mr. Furrow became a member of our Board of Directors in April 1998 and served as our Chief Executive Officer from October 1998 until December 2000. Mr. Furrow also has been Chairman of the Board of Furrow Auction Company, a real estate and equipment sales company with its headquarters in Knoxville, Tennessee, since April 1968; Chairman of Furrow—Justice Machinery Corporation, a six-branch industrial and construction equipment dealer, since 1983; owner of Knoxville Motor Company—Mercedes Benz and Land Rover of Knoxville since December 1980 and July 1997, respectively. Mr. Furrow received his undergraduate and J.D. degrees from the University of Tennessee. Sam Furrow is the father of our former Chief Executive Officer and Director, Samuel J. (Jay) Furrow, Jr. Due to Mr. Furrow's extensive background as a business owner and operator, he brings substantial business experience and leadership to the Board of Directors, as well as offering advice and guidance to our management team.

Marc B. Crossman has served as our Chief Executive Officer since January 2006, our President since September 2004 and a member of our Board of Directors since January 1999. From March 2003 until August 2007, Mr. Crossman served as our Chief Financial Officer. From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc. From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University. With Mr. Crossman's background as an equity analyst and his tenure with the Company and a member of the Board of Directors since 1999, Mr. Crossman provides strategic guidance and experience for all aspects of our operations, including our capital and strategic matters.

Joe Dahan has served as the president and head designer for our Joe's Jeans subsidiary since its formation in February 2001, and as Creative Director and a member of our Board of Directors since October 2007. Mr. Dahan is responsible for the design, development and marketing of Joe's products. From 1996 until 2001, Mr. Dahan was the head designer for Azteca Production International, Inc., or Azteca, where he was responsible for the design, development and merchandising of product lines developed by Azteca, a manufacturer of branded and private label denim products. From 1989 until 1996, Mr. Dahan was engaged in the design and development of apparel products for a company of which he was an owner and operator. Mr. Dahan's significant experience in the apparel industry brings expertise related to the creative and strategic direction of our brand from season to season and our operational matters.

Kelly Hoffman has served as a member of our Board of Directors since June 2004. Since April 2008, Mr. Hoffman has served as President of Victory Park Resources, a privately held exploration and production company specializing in the acquisition of oil and gas producing properties in Oklahoma, Texas and New Mexico. From 1998 until September 2009, Mr. Hoffman served as Chairman of the Board of Directors and Chief Executive Officer of Varsity Media Group Inc., a technology and new media company. From 1991 until 1998, Mr. Hoffman owned AOCO Operating, a company that raised capital for the acquisition of property in Texas, Louisiana and New Mexico. Mr. Hoffman began his oil and gas career at Amoco Production Company in Texas in various positions. Mr. Hoffman attended Texas Tech University and majored in Business Administration. Mr. Hoffman's experience with starting up and running various companies has provided us with practical knowledge and guidance on operations.

Thomas O'Riordan has served as a member of our Board of Directors since April 2006. Since January 2010, Mr. O'Riordan has served as Chief Operating Officer of CHEP USA, a global leader in pallet and container pooling services serving many of the world's largest companies. From

  August 2009 to January 2010 and from 1988 to 1995, Mr. O'Riordan served as President of Tom O'Riordan & Associates, a sales and marketing company focused on the athletic footwear, apparel and sporting goods industries. Prior to that, from March 2007 to July 2009, Mr. O'Riordan served as Chief Executive Officer of American Sporting Goods Corporation, a privately held manufacturer and retailer of athletic footwear with such brands as And1, Avia, Ryka, Yukon, Triple 5 Soul, NSS and Nevados. From 2004 to 2007, Mr. O'Riordan acted in an executive consulting and advisory capacity to the senior management team of Fila Holding Company, a publicly traded manufacturer and retailer of branded footwear, apparel and accessories, and to other investment advisors and funds in the retail and consumer products sector. From 1999 to 2004, Mr. O'Riordan served in various executive management capacities with Fila Holding Company, ultimately serving as Chief Executive Officer from 2003 to 2004. From 1995 until 1998, Mr. O'Riordan served as Director of Operations of Adidas America, a publicly traded manufacturer and retailer of branded athletic footwear, apparel and accessories. Mr. O'Riordan began his career in sales for Brooks Shoe Company. Mr. O'Riordan received his B.S. degree in Marketing and Management from Rider University. Mr. O'Riordan's retail, apparel and footwear industry knowledge enables him to offer advice and guidance to our management as we grow our operations and open retail stores.

  Suhail R. Rizvi has served as a member of our Board of Directors since April 2003. Since 2004, Mr. Rizvi has served as founder and Chief Investment Officer of Rizvi--Traverse Management LLC and other related funds. Mr. Rizvi has over twenty years of private equity investing experience for his own account and as a fiduciary for institutional investors through various entities or funds as founder, principal or manager. Mr. Rizvi also serves on the Board of Directors of Summit Entertainment LLC, International Creative Management, Inc., Ziegler Capital Management and Key Air. Mr. Rizvi received his B.S. degree in Economics from the Wharton School of the University of Pennsylvania and sits on the Wharton Undergraduate Executive Board. Mr. Rizvi's experience as an executive and private equity investor brings strong financial and strategic expertise to our Board and management to assist in achieving stockholder value.

  Kent Savage has served as a member of our Board of Directors since July 2003. Since June 2006, Mr. Savage has served as Founder and CEO of Famecast, Inc., a privately held interactive branded entertainment and contest management company. Beginning in June 2005, Mr. Savage consulted with Famecast, Inc. on all aspects of the company's founding. From January 2004 until June 2005, Mr. Savage served as Chief Executive Officer for Digital Lifestyles Group, Inc. (DLFG.PK), a publicly traded manufacturer and distributor of personal computers. Between February 2003 and January 2004, Mr. Savage served in various consulting capacities to start-up companies. From September 2002 until February 2003, Mr. Savage served as co-founder, Chief Sales and Marketing Officer for TippingPoint Technologies (NASDAQ: TPTI), which was acquired by 3Com. From February 1999 until August 2001, Mr. Savage served as co-founder, CEO and President for Netpliance, Inc. From April 1998 until February 1999, Mr. Savage served as General Manager, Broadband for Cisco Systems Inc. Service Provider Line of Business. From July 1996 until April 1998, Mr. Savage served as Vice President, Sales and Marketing for NetSpeed, Inc. Mr. Savage received his B.S. degree in Business from Oklahoma State University, attended University of Virginia's Executive Leadership Program, and received his M.B.A. degree from Southern Methodist University. Mr. Savage's extensive experience as an officer and director at other public companies brings valuable experience and insight regarding our financial and accounting matters to lead our Audit Committee.

Q:
How are the Board of Directors elected and how many meetings were held in fiscal 2009?

A:
Each member of our Board of Directors is elected at the annual meeting of stockholders and serves until the next annual meeting of stockholders until a successor has been elected and qualified or his earlier death, resignation or removal. Vacancies on the Board of Directors are filled by a majority vote of the remaining Board of Directors. Our Board of Directors manages us through board meetings and through its committees. During fiscal 2009, our Board of Directors met or acted through written consent a total of eight times. No incumbent member of our Board of Directors who served as a director in fiscal 2009 attended in person or via teleconference less than 75% of all the meetings of our Board of Directors and the committees on which he served during fiscal 2009. Although we do not have a formal policy regarding attendance at our annual meeting of stockholders, we attempt to accommodate the schedules of each member of our Board of Directors in choosing a date for our annual meeting of stockholders and our annual meeting of our Board of Directors. In fiscal 2009, all of our members of our Board of Directors attended the annual meeting of our Board of Directors and our annual meeting of stockholders.

Q:
What committees does the Board of Directors have?

A:
Our Board of Directors has an Audit Committee, Compensation and Stock Option Committee and Nominating and Governance Committee.

Audit Committee.    The Audit Committee is currently comprised of Messrs. Savage, Rizvi, and O'Riordan. Mr. Savage serves as Chairman of the Audit Committee. The Audit Committee met or acted through written consent a total of seven times in fiscal 2009.

The Audit Committee has been established to: (a) assist our Board of Directors in its oversight responsibilities regarding (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent accountant's qualifications and independence and (4) the performance of the our internal audit function; (b) prepare the report required by the SEC for inclusion in the our annual proxy statement; (c) retain and terminate our independent accountant; (d) approve audit and non-audit services to be performed by the independent accountant; and (e) perform such other functions as our Board of Directors may from time to time assign to the Audit Committee. The Audit Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on May 22, 2003 and filed with our revised proxy statement for our last annual meeting on April 29, 2004. Our Audit Committee is also primarily responsible for overseeing our financial risks and management's approach to monitor and control exposure related to financial risks. Currently, all Audit Committee members are "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC, and Mr. Rizvi has also been designated to be an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC. A copy of the Audit Committee charter can be found on our website at www.joesjeans.com under our Investor Relations heading.

Compensation and Stock Option Committee.    Currently, the Compensation Committee is comprised of Messrs. O'Riordan, Hoffman, and Rizvi. Mr. O'Riordan serves as Chairman of the Compensation Committee. The Compensation and Stock Option Committee met or acted through written consent a total of two times in fiscal 2009.

The principal responsibilities of the Compensation and Stock Option Committee are to (a) assist our Board of Directors in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the company; (b) discharge our Board of Director's responsibilities relating to compensation of our executive officers; (c) evaluate our Chief Executive Officer and set his remuneration package; (d) prepare an annual report on executive compensation for inclusion in our annual proxy statement; (e) make recommendations to our Board of Directors with respect to incentive-compensation plans and equity-based plans; and (f) perform such other functions as our Board of Directors may from time to time assign. The Compensation and Stock Option Committee has a charter that details its duties and responsibilities, which was adopted by our Board of

  Directors on May 22, 2003. Currently, all Compensation and Stock Option Committee members are "independent" under NASDAQ listing standards. A copy of the Compensation and Stock Option Committee charter can be found on our website at www.joesjeans.com under our Investor Relations heading.

  Nominating and Governance Committee.    The Nominating and Governance Committee is currently comprised of Messrs. Rizvi, Hoffman, O'Riordan, and Savage. Mr. Rizvi serves as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee met a total of one time in fiscal 2009 and met prior to the filing of this proxy statement to propose the above slate of nominees for election to our Board of Directors by our common stockholders for this annual meeting.

  The principal responsibilities of the Nominating and Governance Committee are to (a) assist our Board of Directors in determining the desired experience, mix of skills and other qualities to assure appropriate Board of Directors composition, taking into account the current members and the specific needs of the company and the Board of Directors; (b) identify highly qualified individuals meeting those criteria to serve on our Board of Directors; (c) propose to our Board of Directors a slate of nominees for election by our common stockholders at the annual meeting of stockholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in our Board of Directors composition requirements; (d) develop plans regarding the size and composition of our Board of Directors and its committees; (e) review management succession plans; (f) review the Corporate Governance Guidelines of our Board of Directors at least annually and monitor and make recommendations with respect to the corporate governance principles applicable to the company; and (g) perform such other functions as the Board of Directors may from time to time assign to the Nominating and Governance Committee.

  The Nominating and Governance Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on May 22, 2003. Currently, all Nominating and Governance Committee members are "independent" under NASDAQ listing standards. There is no specific procedure outlined in the charter for the Nominating and Governance Committee to consider nominees to our Board of Directors that are recommended by our common stockholders, but such nominees will be considered in accordance with the principal responsibilities of the Nominating and Governance Committee, our bylaws and all applicable rules and regulations relating to such nominations by our common stockholders. Any recommendations by stockholders for nominations to our Board of Directors would be evaluated in a manner similar to how the Nominating and Governance Committee considers all directors. Please see our "Questions and Answers" beginning on page two for deadlines to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors. The Nominating and Governance Committee has the responsibility for developing criteria for the selection of new directors and nominees for vacancies. The members of the Nominating and Governance Committee have the discretion to choose candidates that have the desired experience, mix of skills and other qualities to assure appropriate composition while taking into account the current members and the specific needs of our company and our Board of Directors as well as diversity. However, we have no formal policy on diversity. To date, no more specific criteria has been developed than that set forth in the charter. A copy of the Nominating and Governance Committee charter can be found on our website at www.joesjeans.com under our Investor Relations heading.

Q:
How are members of the Board of Directors compensated for their service?

A:
Historically, our non-employee members of our Board of Directors have been compensated for service through an equity grant. Our Board of Directors are not compensated in any other manner,

  however, they are reimbursed for travel and business expenses associated with attending our annual meeting if the Board of Director's schedule permits such attendance. Attendance in person is not required, but we try to accommodate schedules in planning the date consistent with its past practices. In fiscal 2009, all directors attended our annual meeting in person. Consistent with its past practices, on October 8, 2009, the Compensation Committee of the Board approved grants of RSUs with a fair market value of $60,000 to each non-employee director, which the non-employee director had the option to elect all RSUs or 1/3 of the fair market value in cash the 2/3 in RSUs in order to pay certain personal income tax obligations that each would incur as a result of the grant. The following non-employee directors each received 85,716 RSUs: Sam Furrow, Kent Savage and Suhail Rizvi. The following non-employee directors each received 57,144 RSUs and $20,000 in cash: Kelly Hoffman and Tom O'Riordan. The RSUs vest and the cash amounts are paid on a quarterly basis over the course of 12 months. This amount was determined based upon the peer group analysis and was in the 50th percentile of peer group companies.

Name	Fees earned or paid in cash	Stock Awards(1)	Total
Sam Furrow	$—	$60,000	$60,000
Kent Savage	—	60,000	60,000
Tom O'Riordan	20,000	40,000	60,000
Suhail Rizvi	—	60,000	60,000
Kelly Hoffman	20,000	40,000	60,000

	$40,000	$260,000	$300,000

(1)
Represents 85,716 or 57,144 shares of RSUs granted to our non-employee directors on October 8, 2009 pursuant to the 2004 Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance ASC 718. The RSUs vest on a quarterly basis over a 12 month period with the first tranche vested on January 8, 2010. For a discussion on the assumptions made regarding the valuation of the stock awards, please see "Note 8—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements.

  Members of our Board of Directors who are employees receive no additional compensation for service as members of our Board of Directors. Members of our Board of Directors who also serve on one or more committees of our Board of Directors do not receive any additional compensation for such service.

Q:
Has our Board of Directors adopted a code of ethics?

A:
Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees on May 22, 2003. Our Code of Business Conduct and Ethics is available on our website at www.joesjeans.com or you may request a free copy of our Code of Business Conduct and Ethics from our Chief Compliance Officer at our corporate headquarters at the following address: 2340 South Eastern Avenue, Commerce, California 90040 or by calling (323) 837-3700. You may also find a copy of our Code of Business Conduct and Ethics filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended November 29, 2003 filed with the SEC on February 28, 2004.

To date, there have been no waivers under our Code of Business Conduct and Ethics. We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver granted from a provision of such Code on a Current Report on Form 8-K filed with the SEC within four business days following such amendment or waiver or on our website at www.joesjeans.com within the same time frame. The information contained or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this or any other report that we file or furnish to the SEC.

Q:
Does our Board of Directors have a process for our common stockholders to communicate with its members?

A:
At the present time, our Board of Directors has not adopted a formal policy to set forth a process by which our common stockholders may communicate with the members of the Board of Directors because any correspondence addressed to any member of the Board of Directors will be received, reviewed and forwarded to whom the correspondence is directed by the Corporate Secretary, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. The Board of Directors believes that not having a formal process to communicate with them does not make them less accessible to our common stockholders and any inquiries to date have been satisfactorily processed and communicated to the appropriate members. Each communication must contain a clear notation indicating that it is a "Stockholder—Board Communication" or "Stockholder—Director Communication," and each communication must identify the author as a stockholder.

Q:
What is our Board of Directors' role in risk management and oversight?

A:
Our Board of Directors oversees our risks in an enterprise wide approach to understand our material enterprise risks, including operational, financial, strategic, compliance and reputational risks. First, we have a fully independent Audit Committee that is primarily responsible for overseeing our financial risks and management's approach to monitor and control exposure related to financial risks. Our Audit Committee meets on a quarterly basis and as needed with management, internal auditors and our internal audit consultants to review and discuss these matters. In addition, at the invitation of the Audit Committee, other members of the Board of Directors and management team are also present at these meetings to participate in the discussion on our most significant risks and exposure to risks and the evaluation of these matters to ensure consensus and mutual understanding between our Board of Directors and management. Finally, each of our committees considers their own particular set of risks associated with its responsibilities.

Q:
What is the leadership structure of our Board of Directors?

A:
Our Board of Directors is led by our Chairman of the Board and our company is led by our President and CEO. We have no formal policy regarding our leadership structure, although our bylaws contemplate a Chairman of the Board as well as a President and/or CEO as executive positions. Our Chairman is currently Mr. Sam Furrow and our President and CEO is Mr. Marc Crossman. We believe that separating the role of Chairman and CEO promotes balance between the oversight function of the Board and the operational and strategic direction of the company undertaken by our CEO. We believe that this separation also balances the leadership in the boardroom and at the company in its day to day operational activities. In addition, all of our committees have separate committee chairpersons that act as the presiding chair at the particular committee meetings. All of our committees are comprised of independent members. Also, all members are free to request items for inclusion on the agenda at meetings, as well as have an opportunity to bring up any items of discussion at any time among the Board or with management.

 PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our Board of Directors has appointed Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for the fiscal year ending November 30, 2010, subject to ratification by our common stockholders at our annual meeting. Representatives of E&Y will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Q:
What is the vote required to approve Proposal 2?

A:
The affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting is required to ratify the selection of E&Y as our independent registered public accounting firm for the year ending November 30, 2010. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of E&Y.

Q:
How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the ratification and approval of the selection of E&Y to serve as our independent registered public accounting firm for the fiscal year ending November 30, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information as of September 13, 2010 concerning beneficial ownership of common stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and nominees for election as a director, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. The information as to beneficial ownership has been furnished by our respective common stockholders, directors and executive officers, and, unless otherwise indicated, each of our common stockholders has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

        Unless indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Pursuant to the rules of the SEC, certain shares of our common stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof (pursuant to the exercise of options or warrants for the purchase of shares of common stock) are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 63,647,231 shares outstanding as of September 13, 2010. The address for the officers and directors is our corporate office located at 2340 South Eastern Avenue, Commerce, California, 90040.

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock
Marc B. Crossman Chief Executive Officer, President and Director	1,458,238	(1)	2.28%
Hamish Sandhu Chief Financial Officer	77,940	(2)	*
Joseph M. Dahan Creative Director and Director	12,224,366	(3)	19.21%
Samuel J. (Sam) Furrow Chairman of Board of Directors	2,773,921	(4)	4.35%
Kelly Hoffman Director	101,579	(5)	*
Tom O'Riordan Director	145,489	(6)	*
Suhail R. Rizvi Director	92,858	(7)	*
Kent Savage Director	312,628	(8)	*
MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, Massachusetts 02199	5,110,000	(9)	8.03%

All directors and executive officers, as a group (8 persons)	17,187,019		25.51%

*
Represents beneficial ownership of less than 1%.

(1)
Includes (i) 1,164,723 shares held for Mr. Crossman's personal account including (a) 78,617 shares of restricted common stock which vest on October 15, 2010; (b) 469,454 shares of restricted common stock which vest ratably as follows: one-third on October 8, 2010; one-third on October 8, 2011; and one-third on October 8, 2012; and (c) 143,832 shares of restricted common stock which vest ratably as follows: one-third on November 6, 2010; one-third on November 6, 2011; and one-third on November 6, 2012; and (d) 260,182 RSUs which vest on November 6, 2010; (ii) 50,000 shares held for the accounts in trust for Mr. Crossman's minor children, which Mr. Crossman's father is the trustee; and (iii) 243,515 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Crossman's personal account. Mr. Crossman disclaims beneficial ownership of shares held for the accounts in trust for his minor children. Excludes the following shares not exercisable or vested within 60 days: (i) 260,182 RSUs which vest on November 6, 2011.

(2)
Excludes the following shares not exercisable or vested within 60 days: 266,875 RSUs held for Mr. Sandhu's personal account which vest over a four year period and are issued ratably every six months on December 18 and June 18 of the respective years.

(3)
Includes (i) 12,220,041 shares held for the personal account of Mr. Dahan and (ii) 4,325 shares held for the account of Mr. Dahan's spouse. Excludes the following shares not exercisable or vested within 60 days: 739,375 RSUs held for Mr. Dahan's personal account and 46,401 RSUs held for the account of Mr. Dahan's spouse, all of which vest over a four year period and are issued ratably every six months on December 18 and June 18 of the respective years. Mr. Dahan disclaims beneficial ownership of shares held for the account of his spouse.

(4)
Includes (i) 2,635,985 shares held for the personal account of Mr. Furrow and 21,429 RSUs that vest within 60 days; (ii) 15,300 shares held for the account of Mr. Furrow's spouse; (iii) 101,207 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Furrow's personal account. Mr. Furrow disclaims beneficial ownership of shares held for the account of his spouse. Mr. Furrow has pledged under the terms of certain loan agreements and lines of credit an aggregate of 2,605,984 shares of common stock held in his personal account.

(5)
Includes (i) 37,293 shares held for Mr. Hoffman's personal account; and (ii) 64,286 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options or RSUs held for Mr. Hoffman's personal account.

(6)
Includes (i) 131,203 shares held for the personal account of Mr. O'Riordan; and (ii)14,286 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options or RSUs held for Mr. O'Riordan's personal account.

(7)
Includes (i) 21,429 shares held for the personal account of Mr. Rizvi; and (ii) 71,429 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options or RSUs held for Mr. Rizvi's personal account.

(8)
Includes (i) 130,949 shares held for the personal account of Mr. Savage; (ii) 10,250 shares held for the account of Savage Interests LP, a limited partnership which Mr. Savage and his spouse are limited partners; (iii) 171,429 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options or RSUs held for Mr. Savage's personal account. Mr. Savage disclaims beneficial ownership of such shares held for the account of Savage Interests LP except to the extent of his pecuniary interest in such shares.

(9)
MFC Global (U.S.) has the sole power to vote or direct the voting of the shares of common stock and the sole power to dispose or direct the disposition of the shares of common stock beneficially owned, of which John Hancock Small Cap Intrinsic Value Fund owns directly 4,770,000 shares. However, through its parent subsidiary relationship, MFC Global (U.S.) and/or Manulife Financial Corporation may be deemed to have beneficial ownership of these same shares. This information is based upon a Schedule 13G/A filed with the SEC on February 12, 2010.

 EXECUTIVE OFFICERS

Executive Officers

        Our executive officers and age and position as of September 13, 2010 are as follows:

Name	Age	Position
Marc B. Crossman	38	Chief Executive Officer, President and Director
Hamish Sandhu	47	Chief Financial Officer
Joe Dahan	42	Creative Director and Director

        Marc B. Crossman has served as our Chief Executive Officer since January 2006, our President since September 2004 and a member of our Board of Directors since January 1999. From March 2003 until August 2007, Mr. Crossman also served as our Chief Financial Officer. From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc., New York City, New York. From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University.

        Hamish Sandhu has served as our Chief Financial Officer since August 2007. From January 2006 until August 2007, Mr. Sandhu was Chief Financial Officer of California Tan, Inc., a consumer products company manufacturing and marketing lotion and equipment to the indoor tanning industry. From September 2001 until December 2005, Mr. Sandhu was Chief Financial Officer of Ancra International LLC, a manufacturer of aircraft cargo systems and trucking restraint products. Mr. Sandhu began his career at Deloitte & Touche LLP. Prior to that, Mr. Sandhu held various Chief Financial and Corporate Controller positions at other manufacturing and distribution based companies. Mr. Sandhu has a B.A. degree in Economics and Accounting from Australian National University and holds a Certified Public Accountant's license.

        Joe Dahan has served as the president and head designer for our Joe's Jeans Subsidiary, Inc. since its formation in February 2001 and as our Creative Director and member of our Board of Directors since October 2007. Mr. Dahan is responsible for the design, development and marketing of Joe's products. From 1996 until 2001, Mr. Dahan was the head designer for Azteca Production International, Inc., or Azteca, where he was responsible for the design, development and merchandising of product lines developed by Azteca. Azteca, which is owned by two of our stockholders, is one of the world's largest manufacturers of denim related products. From 1989 until 1996, Mr. Dahan was engaged in the design and development of apparel products for a company of which he was an owner and operator.

Other Significant Employees

        Elena Pickett (age 48) has served as our Senior Vice President of Sales since September 2005. From 2000 to 2005, Ms. Pickett served as the Director of Sales for wholesale apparel sales for Lucky Brand Jeans®, a division of Liz Claiborne Inc. From 1995 to 2000, Ms. Pickett served as the Sales Manager for the West Coast region for Just For Wraps, a junior apparel company based in Los Angeles. Prior to that, Ms. Pickett also held various sales positions at Pepe Clothing including West Coast Sales Manager for women's denim.

Director Compensation

        Historically, our non-employee directors have been compensated for service through an equity grant. Our directors are not compensated in any other manner, however, they are reimbursed for travel and business expenses associated with attending our annual meeting if the Director's schedule permits such attendance. Attendance in person is not required, but we try to accommodate schedules in planning the date and encourage our directors and director nominees to attend the annual meeting of stockholders. In fiscal 2009, all directors attended our annual meeting in person. Consistent with its past practices, on October 8, 2009, the Compensation Committee of the Board approved grants of RSUs with a fair market value of $60,000 to each non-employee director, which the non-employee director had the option to elect all RSUs or 1/3 of the fair market value in cash the 2/3 in RSUs in order to pay certain personal income tax obligations that each would incur as a result of the grant. The following non-employee directors each received 85,716 RSUs: Sam Furrow, Kent Savage and Suhail Rizvi. The following non-employee directors each received 57,144 RSUs and $20,000 in cash: Kelly Hoffman and Tom O'Riordan. The RSUs vest and the cash amounts are paid on a quarterly basis over the course of 12 months. This amount was determined based upon the peer group analysis and was in the 50th percentile of peer group companies.

Name	Fees earned or paid in cash	Stock Awards(1)	Total
Sam Furrow	$—	$60,000	$60,000
Kent Savage	—	60,000	60,000
Tom O'Riordan	20,000	40,000	60,000
Suhail Rizvi	—	60,000	60,000
Kelly Hoffman	20,000	40,000	60,000

	$40,000	$260,000	$300,000

(1)
Represents 85,716 or 57,144 shares of RSUs granted to our non-employee directors on October 8, 2009 pursuant to the 2004 Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance ASC 718. The RSUs vest on a quarterly basis over a 12 month period with the first tranche vested on January 8, 2010. For a discussion on the assumptions made regarding the valuation of the stock awards, please see "Note 8—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements.

Executive Officer Compensation

        The following table provides certain summary information concerning the compensation earned by our Named Executive Officers in the position of the Principal Executive Officer, Principal Financial Officer, and Creative Director for services rendered in all capacities to us for the fiscal year ended November 30, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Stock awards(1)		Option awards(2)		All other compensation(3)		Total
Marc Crossman	2009	$429,000		$375,000		$527,000	(8)	$—		$58,000		$1,389,000
Chief Executive Officer	2008	429,000	(5)	325,000		429,000	(7)	—		55,000		1,238,000
and President	2007	375,000		300,000	(4)	375,000	(6)	—		73,000		1,123,000
Hamish Sandhu	2009	255,000		—		108,000	(11)	—		27,000		390,000
Chief Financial Officer	2008	207,000		—		82,000	(10)	—		11,000		300,000
	2007	51,000	(9)	—		—		123,000	(12)	—		174,000
Joseph Dahan	2009	300,000		—		319,000	(15)	—		1,711,000	(16)	2,330,000
Creative Director	2008	300,000		—		300,000	(14)	—		1,625,000	(16)	2,225,000
	2007	104,000	(13)	—		—		—		161,000	(16)	265,000

(1)
Represents restricted common stock and restricted common stock units, or RSUs, issued pursuant to our 2004 Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), later codified in Accounting Standards Codification 718, or ASC 718. For a discussion on the assumptions made regarding the valuation of the stock awards and option awards, please see "Note 8—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements.

(2)
Represents stock options issued pursuant to our 2004 Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance ASC 718. For a discussion on the assumptions made regarding the valuation of the stock awards and option awards, please see "Note 8—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements.

(3)
The following table details the components of this column.

Name and principal position	Year	Benefit of company paid health insurance(a)	Benefit of company paid life insurance(a)	Unused vacation payout(b)	401(k) match	Contingent consideration(c)	Total
Marc Crossman	2009	$15,000	$7,000	$31,000	$5,000	$—	$58,000
	2008	15,000	—	35,000	5,000	—	55,000
	2007	21,000	—	46,000	6,000	—	73,000
Hamish Sandhu	2009	16,000	—	6,000	5,000	—	27,000
	2008	4,000	—	3,000	4,000	—	11,000
	2007	—	—	—	—	—	—
Joseph Dahan	2009	15,000	—	32,000	—	1,664,000	1,711,000
	2008	10,000	—	17,000	—	1,598,000	1,625,000
	2007	30,000	—	5,000	—	126,000	161,000
  (a)
  This amount represents health and life insurance premiums paid on behalf of the Named Executive Officer in excess of premiums paid for other employees.

  (b)
  This amount represents a payout for earned but unused vacation at the Named Executive Officers daily rate. In accordance with our employee handbook, all regular full-time employees are eligible to be paid out for earned but unused vacation at the end of each fiscal year.

  (c)
  This amount represents contingent consideration payments paid to Mr. Dahan in connection with the merger agreement with JD Holdings. The payments are not part of his employment agreement, but included in the merger agreement and he is entitled to the payments irrespective of his employment status.

(4)
Of the total bonus approved for fiscal 2007, $150,000 was paid in fiscal 2007 and the remaining $150,000 was paid in connection with the execution of an employment agreement during the second quarter of fiscal 2008.

(5)
Includes a $35,000 payment made subsequent to the fiscal year that represents an increase in base salary retroactive to December 1, 2007 in connection with the execution of an employment agreement in the second quarter of fiscal 2008.

(6)
The restricted common stock was granted to Mr. Crossman on October 15, 2007 and vest as follows: one-third of the shares vested on October 15, 2008, one-third of the shares vested on October 15, 2009, and one-third of the shares vest on October 15, 2010.

(7)
The restricted common stock units or RSU, were granted to Mr. Crossman on November 6, 2008 and vest as follows: one-third of the shares vested on November 6, 2009, one-third of the shares vest on November 6, 2010, and one-third of the shares vest on November 6, 2011.

(8)
The restricted common stock was granted to Mr. Crossman on October 8, 2009 and November 9, 2009 and vest one-third on each year thereafter from the date of grant.

(9)
Mr. Sandhu commenced employment with us on August 27, 2007 as our Chief Financial Officer.

(10)
The RSUs were granted to Mr. Sandhu on November 6, 2008 and vest as follows: one-eighth of the shares vest on June 18, 2009 and the remaining RSUs vest every six months thereafter over a four year period.

(11)
The RSUs were granted to Mr. Sandhu on October 8, 2009 and vest as follows: one-eighth of the shares vest on June 18, 2010 and the remaining RSUs vest every six months thereafter over a four year period.

(12)
On December 18, 2007, Mr. Sandhu elected to forfeit and cancel his stock option award in exchange for a grant of 100,000 RSUs on the same terms and conditions granted to other non-officer employees. The RSUs vest every six months over a four year period after December 18, 2007.

(13)
Mr. Dahan was appointed Creative Director on October 25, 2007 and previously served as an employee and president of our Joe's Subsidiary. This amount represents the full compensation paid to him in connection with his employment for fiscal 2007.

(14)
The RSUs were granted to Mr. Dahan on November 6, 2008 and vest as follows: one-eighth of the shares vest on June 18, 2009 and the remaining RSUs vest every six months thereafter over a four year period.

(15)
The RSUs were granted to Mr. Dahan on October 8, 2009 and vest as follows: one-eighth of the shares vest on June 18, 2010 and the remaining RSUs vest every six months thereafter over a four year period.

(16)
For a discussion on the discussion of the contingent consideration payments, please see "Employment Agreements—Joseph Dahan."

  Bonuses

        Historically, the Compensation Committee has not granted a bonus to our Chief Executive Officer. Recognizing the importance of this element of compensation, in fiscal 2008, the Compensation Committee included in Mr. Crossman's employment agreement a bonus provision which targeted his bonus at 50 percent of his base salary based upon certain discretionary performance measures. The Compensation Committee discussed the formal criteria for Mr. Crossman's 2008 performance measures noting that the performance measures set for this fiscal year would be utilized in future fiscal years. The Committee discussed various methods of measurement noting that the following were drivers to our overall performance. Those methods of measurement included Earnings Before Income, Taxes and Depreciation (EBITDA), net profits, store performance, net sales, gross margins and inventory. After this discussion, the Compensation Committee decided to utilize EBITDA and net sales weighted equally as the performance measures for Mr. Crossman's bonus for fiscal 2009. Based upon these performance measures, the Compensation Committee noted that Mr. Crossman had exceeded expectations on both EBITDA and net sales and thus the bonus target of 50 percent was increased to 75 percent and his bonus for fiscal 2009 was $375,000.

  Long-Term Incentive Compensation

        Our Compensation Committee administers our 2004 Stock Incentive Plan and believes that the long-term commitment of our employees, including our Named Executive Officers, is an important factor in our future performance. The primary element used to promote the long-term performance and commitment of our Named Executive Officers is long-term incentive compensation through grants of stock options and restricted stock. In fiscal 2007, the Compensation Committee shifted from its past practice of granting options to purchase shares of our common stock to granting restricted common stock. This decision to change past practices was in part due to fluctuations in the market price of our common stock and the decision to re-price out-of-the-money incentive stock options in fiscal 2006 as part of a retention incentive. The Compensation Committee believes that equity grants with time-based vesting restrictions aid in retention and better align the interests of our Named Executive Officers with those of our stockholders. Further, the equity grants motivate our Named Executive Officers to make long-term decisions that are in our best interest and to provide incentive to maximize stockholder value.

        We do not coordinate the timing of equity award grants with the release of financial results or other material announcements by us and generally, we have made annual equity grants to our Chief Executive Officer and non-employee directors in connection with our annual meeting of stockholders.

        We believe that providing Named Executive Officers who have responsibility for our management and growth with an opportunity to increase their stock ownership aligns the interests of the executive officers with those of our stockholders. Accordingly, the Compensation Committee also considers equity grants to be an important aspect in compensating and providing incentives to management and employees. The Compensation Committee determines the number of shares for each stock incentive grant based upon the executive officer's role and responsibilities, the executive officer's base salary, the recommendation of our Chief Executive Officer of the job performance of the individual. For the equity grants to our Chief Executive Officer and our non-employee directors, the Compensation Committee also utilized the data presented and compared with comparable awards to individuals in similar positions in our industry.

        Based upon this data, Mr. Crossman's employment agreement contained a provision which set forth his long-term incentive compensation through a grant of restricted stock or restricted stock units pursuant to the 2004 Incentive Plan with a fair market value equal to 100 percent of his base salary. For fiscal 2009, Mr. Crossman received two separate grants of restricted stock in the amount of 469,454 shares and 143,832 shares that each vest 1/3 on each anniversary date of the grant in 2010, 2011 and 2012, respectively. Mr. Dahan and Mr. Sandhu, our other Named Executive Officers, each received a grant of restricted stock units, or RSUs, in the amount of 455,000 and 155,000, respectively, that vest in an amount equal to 1/8 of the total grant on June 18, 2010 and thereafter every six months until the RSUs are fully vested on December 18, 2013.

Executive Management's Involvement in Compensation Policies

        Our Compensation Committee determines the compensation of our Chief Executive Officer and directors and reviewed and approved our compensation of our Creative Director and Chief Financial Officer based upon the recommendation from our Chief Executive Officer regarding expected contributions, long term goals and other factors appropriate to the respective positions. Our Compensation Committee approves all grants of equity compensation, including the pool for non-officer employees. All equity compensation grants to persons other than the Board of Directors or our Chief Executive Officer are approved based upon a recommendation from our Chief Executive Officer.

Engagement of Compensation Consultant

        In September 2007, our Compensation Committee engaged a compensation consultant, Mercer Human Resources Consulting, to serve as an independent advisor to the Compensation Committee to conduct a review of the compensation for our Chief Executive Officer and non-employee Directors, examine the pay level and practices of a group of peer companies similar in terms of size and industry, highlight trends in such compensation and provide recommendations regarding our practices. Mercer prepared for our Compensation Committee a competitive analysis of compensation utilizing comparable company compensation data, including size and industry appropriate survey data and advice around short and long-term incentive programs. The information prepared by Mercer provided the Compensation Committee with data to allow them to evaluate and determine an appropriate amount for a bonus and equity award grant for our Chief Executive Officer for fiscal 2007 and compensation for non-employee directors. More particularly, this information provided the basis for discussion of compensation for fiscal 2008 for our Chief Executive Officer.

Outstanding Equity Award at Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers during our fiscal year ended November 30, 2009:

	Option awards					Stock awards
	Number of securities underlying unexercised options		Number of securities underlying unexercised options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards:		Equity incentive plan awards:
Name	Exercisable		Unexercisable					Number of unearned shares, units or other rights that have not vested		Market or payout value of unearned shares, units or other rights that have not vested
Marc Crossman	—		—	—	—	—	—	613,286	(1)	$791,139
	—		—	—	—	—	—	520,364	(2)	$671,270
	—		—	—	—	—	—	78,617	(3)	$101,416
	25,641	(4)	—	$0.39	13-Dec-10	—	—	—		—
	10,000	(4)	—	$1.00	17-Apr-12	—	—	—		—
	7,874	(4)	—	$1.27	27-Nov-12	—	—	—		—
	1,000,000	(4)	—	$1.02	22-May-13	—	—	—		—
	200,000	(4)	—	$1.63	3-Sep-14	—	—	—		—
	250,000	(4)	—	$1.02	13-Jun-15	—	—	—		—
Hamish Sandhu	—		—	—	—	—	—	155,000	(5)	$199,950
	—		—	—	—	—	—	131,250	(6)	$169,313
	—		—	—	—	—	—	62,500	(7)	$80,625
Joseph Dahan	—		—	—	—	—	—	455,000	(5)	$586,950
	—		—	—	—	—	—	477,750	(6)	$616,298
	200,000	(8)		$1.02	4-Aug-15	—	—	—		—

(1)
These shares vest as follows: (i) 156,485 shares vest on October 8, 2010 and 47,944 shares vest on November 9, 2010; (ii) 156,485 shares vest on October 8, 2011 and 47,944 shares vest on November 9, 2011; and (iii) 156,484 shares vest on October 8, 2012 and 47,944 shares vest on November 9, 2012, respectively.

(2)
These RSUs vest as follows: one-third of the shares vest on November 6, 2009, one-third of the shares vest on November 6, 2010, and one-third of the shares vest on November 6, 2011.

(3)
These shares vest as follows: one-third of the shares vest on October 15, 2008; one-third of the shares vest on October 15, 2009 and one-third of the shares vest on October 15, 2010.

(4)
Each of these grants of stock options are fully vested and were fully vested as of the following dates: December 13, 2001, April 17, 2003, November 27, 2003, March 25, 2005, September 3, 2005 and June 13, 2005, respectively.

(5)
These RSUs vest as follows: one-eighth of the RSUs vest on June 18, 2010 and the remaining RSUs vest every six months thereafter over a four year period.

(6)
These RSUs vest as follows: one-eighth of the RSUs vest on June 18, 2009 and the remaining RSUs vest every six months thereafter over a four year period.

(7)
On December 18, 2007, Mr. Sandhu elected to forfeit and cancel his stock option award in exchange for a grant of 100,000 restricted common stock units on the same terms and conditions granted to other non-officer employees. The restricted common stock units are scheduled to vest every six months over a four year period after December 18, 2007. Mr. Sandhu's stock option award was scheduled to vest on a monthly basis over a two year period on the 27th day of each month beginning on September 27, 2007.

(8)
These grants of stock options are fully vested and were fully vested as of August 4, 2005.

  Option Exercises and Stock Vested

        There were no option exercises by our Named Executive Officers in our fiscal year ended November 30, 2009. During fiscal 2009, 450,798 shares of restricted stock or RSUs vested for our Named Executive Officers.

Name	Number of shares acquired on Exercise (#)	Value Realized on Exercise ($)
Marc Crossman	338,798	$412,000
Hamish Sandhu	43,750	$30,000
Joseph Dahan	68,250	$55,000

Benefits

        Benefits offered to our Named Executive Officers are substantially the same as those offered to all our regular employees and generally include medical insurance, dental insurance, 401(k) plan, disability insurance, life insurance and flexible spending account. For our Named Executive Officers, we pay all premiums associated with such benefits as described in the footnote 10 to the Summary Compensation Table.

Pension Benefits

        We do not provide any pension benefits to any of our Named Executive Officers or employees.

Nonqualified Deferred Compensation

        We do not provide any non-qualified deferred compensation to any of our Named Executive Officers or employees.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Change in Control Provisions

        Our Chief Executive Officer, our Creative Director and our Chief Financial Officer have change in control provisions in each person's employment agreement and employment offer letter, respectively. These provisions provide these Named Executive Officers with certain compensation arrangements in the event that a change in control occurs. In addition, our 2004 Stock Incentive Plan contains a change in control provision which provides for the immediate vesting in full of all grants or lapse of all restrictions for all grantees, including our Named Executive Officers, in the event a change in control occurs.

Marc Crossman

        On May 30, 2008, we entered into an Executive Employment Agreement, or the Crossman Employment Agreement, with Mr. Crossman to serve as our President and Chief Executive Officer. Mr. Crossman has been serving as our President since September 2004 and as Chief Executive Officer since January 2006 under an employment at-will arrangement. In connection with the execution of the Crossman Employment Agreement, Mr. Crossman received the second payment of his bonus for fiscal 2007 in the amount of $150,000, as described above.

        Under the terms of the Crossman Employment Agreement, Mr. Crossman receives an annual salary of $429,300 and is entitled to receive other cash and non-cash compensation, including an annual discretionary bonus targeted at 50% of his base salary based upon the achievement of financial and other performance criteria as set forth in the Crossman Employment Agreement, an annual grant of equity compensation pursuant to the 2004 Stock Incentive Plan, and life and disability insurance policies paid on his behalf. The Crossman Employment Agreement is effective as of December 1, 2007, the commencement of our 2008 fiscal year, and had an initial term of two years, which automatically renewed for another two year period on December 1, 2009. The Crossman Employment Agreement automatically renews for additional two year periods if neither Joe's nor Mr. Crossman provide 180 days' advanced notice of non-renewal prior to the end of the term or upon the occurrence of a change in control.

        In the event that Mr. Crossman's employment is terminated by us other than for cause, terminated by Mr. Crossman for good reason, terminated by us within 18 months following a change in control and without cause, or terminated by Mr. Crossman within 18 months following a change in control and for good reason, Mr. Crossman will be entitled to certain severance payments and benefits, including an amount equal to 24 months of his prior year's base salary and bonus in exchange for his execution of a release of claims. Mr. Crossman will not be entitled to severance benefits if he dies during the term of his employment, he is terminated for cause or due to disability, he terminates his employment for a reason other than a good reason, or revokes his agreement to release us from any and all claims related to his employment.

        Mr. Crossman is subject to confidentiality, non-solicitation and non-competition restrictions during the term of his employment and is subject to the confidentiality and non-solicitation provisions for a period of two years following termination of his employment.

Joseph M. Dahan

        In connection with the completion of a merger between us, our Joe's Subsidiary and JD Holdings, Mr. Dahan's employment agreement automatically became effective for service as our Creative Director.

        Under the employment agreement, the initial term of employment is five years with automatic renewals for successive one year periods thereafter, unless terminated earlier. Mr. Dahan is entitled to an annual salary of $300,000 and other discretionary benefits that the Compensation Committee of the Board of Directors may deem appropriate in its sole and absolute discretion.

        Under the terms of the employment agreement, we may terminate Mr. Dahan for Cause or if he becomes Disabled. "Cause" is defined as (i) a conviction, plea of guilty or nolo contendere to a felony or a crime of moral turpitude; (ii) a material breach of any provision of the employment agreement that is not cured within 45 days of receipt of written notice of such breach; (iii) the solicitation, persuasion or attempt at persuasion for any employee, consultant, contractor, customer or potential customer to engage in an act prohibited by the employment agreement; or (iv) a violation of any of our policies in our handbook or code of ethics and such violation constitutes a breach of the Code of Ethics or warrants termination. "Disability" is defined as inability to perform duties for 180 consecutive days or shorter periods aggregating 270 days during any 12 month period.

        Should we terminate Mr. Dahan's employment for Cause or Disability, we would only be required to pay him through the date of termination. We may terminate Mr. Dahan's employment without Cause at any time upon two weeks' notice, provided that we pay him the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Mr. Dahan may terminate his employment for Good Reason at any time within 30 days written notice. "Good Reason" is defined as (i) a material breach of the employment agreement by us that is not cured within 30 days of written notice; or (ii) Mr. Dahan's decision to terminate employment at any time after 18 months following a Change in Control. A "Change in Control" is defined as (i) the sale or disposal of all or substantially all of the assets; (ii) the merger or consolidation with another company provided that our stockholders as a group no longer own at least 50 percent of the voting power of the surviving corporation; (iii) any person or entity becoming the beneficial owner of 50 percent or more of our combined voting power; or (iv) the approval by our stockholders to liquidate or dissolve. In the event that Mr. Dahan terminates his employment for Good Reason, then he will be entitled to the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Further, Mr. Dahan may terminate his employment for any reason upon ten business days' notice and only be entitled to his salary as of the date of termination on a pro rata basis.

        The employment agreement contains customary terms and conditions related to confidentiality of information, ownership by us of all intellectual property, including future designs and trademarks, alternative dispute resolution and Mr. Dahan's duties and responsibilities to us as Creative Director.

        In addition, pursuant to the merger agreement, Mr. Dahan is entitled to, for 120 months following October 25, 2007, irrespective of his employment status, the following additional payments based upon our achievement of certain gross profit thresholds on sales from our Joe's® brand products. If our gross profit is less than $11,250,000 in the applicable fiscal year, then Mr. Dahan does not receive any additional payment. If our gross profit is from $11,251,000 to $22,500,000, then Mr. Dahan receives a payment of 11.33% of the gross profit earned in the applicable fiscal year. Thereafter, he earns (i) three percent of the gross profit from $22,501,000 to $31,500,000; (ii) two percent of the gross profit from $31,501,000 to $40,500,000; and (iii) one percent of the gross profit above $40,501,000 in the applicable fiscal year. We account for these contingent payments as compensation expense.

  Hamish Sandhu

        In connection with Mr. Sandhu's appointment as CFO, we entered into a written offer letter whereby Mr. Sandhu agreed to serve as our CFO. Under the terms of the offer letter, Mr. Sandhu's annual base salary was $205,000, which was increased to $255,000 in November 2008. In addition, Mr. Sandhu received a grant on August 27, 2007, pursuant to our 2004 Stock Incentive Plan, to purchase up to 100,000 shares of our common stock at an exercise price equal to the closing price of our common stock on that date. The option was forfeited in connection with a subsequent grant of RSUs in December 2007. We also agreed to pay the full cost of participation in our health insurance plan for Mr. Sandhu and his family. Mr. Sandhu will also be entitled to six months of his monthly base salary as a severance payment in the event that a Change in Control occurs during the four years following August 27, 2007 and his employment is subsequently terminated. For purposes of the offer letter, a "Change in Control" shall be deemed to have occurred upon the closing of a transaction which: (i) we sell or otherwise dispose of all or substantially all of our assets; or (ii) there is a merger or consolidation of us with any other corporation or corporations, provided that our shareholders, as a group, do not hold, immediately after such event, at least 50 percent of the voting power of the surviving or successor corporation. Notwithstanding anything to the contrary, Mr. Sandhu is an employee at-will and has not entered into an employment agreement with us.

        On December 18, 2007, we entered into a Restricted Stock Unit Agreement, or RSU Award whereby we granted Mr. Sandhu an award of restricted stock units representing the right to receive 100,000 shares of our common stock, or the Restricted Stock Units, pursuant to the 2004 Stock Incentive Plan. The Restricted Stock Units are scheduled to vest every six months over a four year period. In conjunction with this award, Mr. Sandhu agreed to terminate his employee stock option to purchase 100,000 shares of our common stock granted pursuant to the 2004 Stock Incentive Plan on August 27, 2007. Mr. Sandhu agreed to forfeit the 100,000 shares he was entitled to acquire under the terms of the stock option, which was scheduled to vest on a monthly basis over a two year period.

2004 Stock Incentive Plan, Restricted Stock Agreement and Restricted Stock Unit Awards

        Under the terms of the 2004 Stock Incentive Plan, all unvested awards accelerate and immediately vest upon the occurrence of a Change in Control for all grantees. Further, Mr. Crossman's Restricted Stock Agreement and each RSU Award contains certain provisions regarding the terms and conditions of the grant. Each vests upon the earliest to occur of the participant's Death, Disability (each as defined in the Plan), or separation from service by us without Just Cause (as defined below). Upon a separation from service for any other reason (including, without limitation, termination by us for Just Cause or by participant for any reason) prior to the date that participant becomes 100 percent vested in the award, the unvested units or shares are forfeited immediately. Under the award agreements, "Just Cause" means (a) a conviction for, or a plea of guilty or nolo contendere to, a felony or any other crime which involves fraud, dishonesty or moral turpitude, or (b) a material breach of any written employment policies or rules, including the our Code of Business Conduct and Ethics.

 REPORT OF THE AUDIT COMMITTEE

        In accordance with the written charter of the Audit Committee, which was adopted by our Board of Directors on May 22, 2003, the Audit Committee assists the Board of Directors in oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. In addition, the Audit Committee recommends to the full Board of Directors the selection of the independent auditors.

        Currently, all Audit Committee members are "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC and Mr. Rizvi has also been designated to be an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC.

        In performing its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended November 30, 2009 with management and our independent auditors. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees" as amended and adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

        The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and us that might bear on the independent auditors' independence consistent with PCAOB Rule 3520. The Audit Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself that the non-audit services provided by the independent accountants are compatible with maintaining their independence.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2009 for filing with the SEC.

The Audit Committee:

  Kent Savage, Chairman of the Audit Committee
  Suhail R. Rizvi
  Tom O'Riordan

        Our Audit Committee charter provides that that all transactions between us and persons or entities affiliated with our officers, directors or principal common stockholders must be approved by our Audit Committee. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arms' length transactions with independent third parties.

RELATED PARTY TRANSACTIONS

        Our Audit Committee charter provides that that all transactions between us and persons or entities affiliated with our officers, directors or principal common stockholders must be approved by our Audit Committee. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arms' length transactions with independent third parties.

Joe Dahan/JD Holdings Inc.

        On February 7, 2001, we acquired a license for the rights to the Joe's® brand from JD Design LLC, which was subsequently merged with and into JD Holdings. Joe Dahan, our Creative Director and member of the Board of Directors was the sole stockholder of JD Holdings. Under the license agreement, JD Holdings was entitled to a royalty of three percent on net sales of licensed products. In October 2005, we granted JD Holdings the right to develop the children's branded apparel line under an amendment to its master license agreement in exchange for a five percent royalty on net sales of those products. On October 25, 2007, in connection with the acquisition of JD Holdings by us, the license agreement terminated.

        As part of the consideration paid in connection with the merger, Mr. Dahan is entitled to a certain percentage of the gross profit earned by us in any applicable fiscal year until October 2017. Mr. Dahan will be entitled to the following: (i) 11.33 percent of the gross profit from $11,251,000 to $22,500,000; (ii) 3 percent of the gross profit from $22,501,000 to $31,500,000; (iii) 2 percent of the gross profit from $31,501,000 to $40,500,000; and (iv) 1 percent of the gross profit above $40,501,000.

        For fiscal 2009, 2008 and 2007, the following table sets forth payments made to Mr. Dahan or his related entities.

	(in thousands)
	2009	2008	2007
Expense (income):
Contigent consideration payments	$1,672	$1,723	$—
Joe's Jeans royalty expense	—	—	1,647
Joes Kids license, royalty income	—	—	(88)

  Victor Dahan

        Victor Dahan, brother of Joe Dahan, is the managing member of Shipson LLC, or Shipson, and Joe's previously outsourced its E-shop on the Joe's Jeans website to his company. Joe's ceased doing business with Shipson in February 2008. As of the termination date of the relationship, Shipson owed Joe's approximately $192,000, for outstanding purchase orders that were fully reserved for in Joe's yearend financial statements for fiscal 2008. During May 2009, Shipson returned $51,000 in goods and agreed to pay $141,000 for the outstanding purchase orders pursuant to a settlement agreement.

  Albert Dahan

        In April 2009, Joe's has entered into a commission-based sales agreement with Albert Dahan, brother of Joe Dahan, for the sale of its products into the off-price channels of distribution. Under the agreement, Mr. Albert Dahan is entitled to a commission for purchase orders entered into by Joe's where he acts as a sales person for Joe's. The agreement may be terminated at any time for any reason or no reason with or without notice. As of November 30, 2009, payments made to Mr. Albert Dahan under this arrangement totaled $413,000.

        Effective as of June 1, 2009, Joe's entered into a license agreement for the license of the children's product line with Kids Jeans LLC, or Kids LLC, an entity which Mr. Albert Dahan holds an interest where he has voting control over the entity. Under the terms of the license, Kids LLC has an exclusive right to produce, distribute and sell children's products bearing the Joe's® brand on a worldwide basis, subject to certain limitations on the channels of distribution. In exchange for the license, Kids LLC will pay to Joe's a royalty payment of 20 percent on the first $5,000,000 in net sales and 10 percent thereafter. The initial term of the agreement is for three years until June 30, 2012 and is subject to certain guaranteed minimum net sales and royalty payment requirements during the initial term and for renewal. Kids LLC advanced $1,000,000 as a payment against the first year's guaranteed minimum royalties. This amount has been reflected under the caption of "Deferred Licensing Revenue" on the Condensed Consolidated Balance Sheets. Joe's expects to recognize the royalty revenue based upon a percentage as set forth in the agreement of the licensees actual net sales or minimum net sales, whichever is greater. Payments received in consideration of the grant of the license or advanced royalty payments are recognized ratably as revenue over the term of the license agreement. The revenue recognized ratably over the term of the license agreement will not exceed royalty payments received. The unrecognized portion of the upfront payments are included in deferred royalties and accrued expenses depending on the long or short term nature of the payments to be recognized. As of November 30, 2009, $450,000 of the advanced payment has been recognized as income.

Director Independence

        Currently, the following members of our Board of Directors are considered "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC:

  •
  Kelly Hoffman

  •
  Thomas O'Riordan

  •
  Suhail Rizvi

  •
  Kent Savage

  •
  Sam Furrow

        In making its determination that the foregoing directors are independent, the Board considered all relevant facts and circumstances. The Board considered historical transactions with various Board members and concluded that they do not have any impact on the respective member's independence. We do not have any past or present members serving on our Audit Committee, Compensation and Stock Option Committee and Nominating and Governance Committee that are not considered to be independent.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, as amended, requires our directors, officers and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC on a timely basis. Directors, officers and greater than ten percent beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of copies of such forms furnished to us and certain of our internal records, or upon written representations from officers, directors and greater than ten percent beneficial owners that no Form 5 was required, we believe that during the year ended November 30, 2009, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied on a timely basis, except for one Form 4 for Kelly Hoffman related to four sale transactions on October 22, 2009 that was inadvertently filed late on October 30, 2009.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        For the fiscal years ended November 30, 2009 and 2008, E&Y billed the approximate fees as described below.

Audit Fees

        Fees for audit services totaled approximately $532,000 for the year ended November 30, 2009 and $528,000 for the year ended November 30, 2008, including fees associated with the annual audit,

reviews of our quarterly reports on Form 10-Q, and assistance with and review of registration statements filed with the SEC including consents and comfort letters related to registration statements for equity issuances and our stock incentive plan.

Audit-Related Fees

        There were no fees for audit-related services for the years ended November 30, 2009 and 2008.

Tax Fees

        Fees for tax services, including tax compliance and return preparation, tax advice, and tax planning, totaled approximately $148,000 for the year ended November 30, 2009 and $137,000 for the year ended November 30, 2008.

All Other Fees

        There were no other fees for the years ended November 30, 2009 and November 30, 2008.

        The Audit Committee has adopted a policy which requires the Audit Committee's pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor's independence. The Audit Committee approves such services on an on-going basis prior to the incurrence of any such audit and non-audit services. The Audit Committee pre-approved all of the audit and non-audit services rendered by E&Y listed above.

        The Audit Committee has determined that the services provided by E&Y were compatible with maintaining E&Y's independence.

OTHER BUSINESS TO BE TRANSACTED

        As of the date of this proxy statement, the Board of Directors knows of no other business which may come before the annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

(continued from other side)

        I/We hereby revoke any other proxy to vote at the Annual Meeting, and hereby ratify and confirm all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

        I/We hereby acknowledge prior receipt of the notice of annual meeting of stockholders and proxy statement dated September 13, 2010, the Annual Report on Form 10-K for the year ended November 30, 2009 and hereby revoke any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the 2010 annual meeting of stockholders and voting in person.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

JOE'S JEANS INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, OCTOBER 26, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, proxy statement and proxy card
are available at http://www.joesjeans.com/2010proxy.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The stockholder (whose signature appears in the reverse side of this proxy card) of Joe's Jeans Inc., or the Company, hereby appoints Marc B. Crossman with full power of substitution, as proxy to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2010 annual meeting of stockholders to be held on Tuesday, October 26, 2010, at 9:00 a.m. (local time) at the Sofitel Hotel Los Angeles, 8555 Beverly Boulevard, Los Angeles, California 90048 upon the following matters and any other matter as may properly come before the 2010 annual meeting of stockholders or any adjournments thereof.

(continued and to be dated and signed on reverse side.)

 VOTE BY TELEPHONE OR INTERNET
QUICK * * * EASY * * * IMMEDIATE

Joe's Jeans, Inc.

        Voting by telephone or Internet is quick, easy and immediate.    As a Joe's Jeans Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Daylight Saving Time, on October 25, 2010.

To Vote Your Proxy By Internet
www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy By Phone
1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

 PROXY

Please mark your votes like this	☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Election of seven directors to serve on the Board of Directors until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified:

(Instruction: to withhold authority to vote for any individual nominee, strike that nominee's name from the list above.)			FOR all the nominees listed above except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all the nominees listed above.	2. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending November 30, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(1) Samuel J.Furrow (4) Kelly Hoffman (7) Kent Savage	(2) Marc B. Crossman (5) Thomas O'Riordan	(3) Joe Dahan (6) Suhail R. Rizvi	☐	☐
This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters.
 IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND"FOR" PROPOSAL 2 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.
☐ I PLAN TO ATTEND THE OCTOBER 26, 2010 ANNUAL MEETING OF STOCKHOLDERS.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature of Stockholder or Authorized Representative                                      Date                                     , 2010.

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign.

QuickLinks

JOE'S JEANS INC. 2340 South Eastern Avenue Commerce, California 90040 (323) 837-3700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, OCTOBER 26, 2010

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
JOE'S JEANS INC. 2340 SOUTH EASTERN AVENUE COMMERCE, CALIFORNIA 90040 PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, OCTOBER 26, 2010 PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
RELATED PARTY TRANSACTIONS
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS TO BE TRANSACTED
JOE'S JEANS INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, OCTOBER 26, 2010 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS The Notice of Meeting, proxy statement and proxy card are available at http://www.joesjeans.com/2010proxy. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
(continued and to be dated and signed on reverse side.)
VOTE BY TELEPHONE OR INTERNET QUICK * * * EASY * * * IMMEDIATE Joe's Jeans, Inc.
^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^
PROXY